Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

by and among

AMN HEALTHCARE SERVICES, INC.

and the STOCKHOLDERS named herein

Dated: September 1, 2010

i

ii

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of September 1, 2010, by and among AMN Healthcare Services, Inc., a Delaware corporation (the “Company”), and the stockholders that are party to this Agreement from time to time, as set forth on the signature page hereto (each, a “Designated Stockholder”).

WHEREAS, in connection with the Company’s acquisition of NF Investors, Inc., the Designated Stockholders received shares of the Company’s preferred stock, which are or will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and shares of the Company’s Common Stock;

WHEREAS, the Company desires to provide for, among other things, the grant of registration rights with respect to the Registrable Securities (as hereinafter defined) to the Designated Stockholders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. (a) Definitions.    As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to a Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agreement” means this Registration Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

“Approved Underwriter” has the meaning set forth in Section 3(f) hereof.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Board of Directors” means the Board of Directors of the Company (or any duly authorized committee thereof).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Closing Price” means, with respect to the Registrable Securities, as of the date of determination, (a) if the Registrable Securities are listed on a national securities exchange, the closing price per share of a Registrable Security on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not listed or admitted to trading on any national securities exchange, the last sale price or, if such last sale price is not reported, the average of the high bid and low asked prices on the automatic quotation system on which the Registrable Securities are then listed, as reported by Bloomberg Financial Markets (or any successor thereto); or (c) if on any such date the Registrable Securities are not quoted on any such automatic quotation system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Registrable Securities selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors or, if such determination is not satisfactory to the Designated Stockholders for whom such determination is being made, by a nationally recognized investment banking firm selected by the Company and such Designated Stockholders, the expenses for which shall be borne by such Designated Stockholders. If trading is conducted on a continuous basis on any exchange, then the closing price shall be as set forth at 4:00 P.M. New York City time.

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Common Stock” means (i) the Common Stock of the Company, (ii) any securities of the Company or any successor or assign of the Company into which such stock described in clause (i) is reclassified or reconstituted or into which such stock is converted or otherwise exchanged in connection with a combination of shares, recapitalization, merger, sale of assets, consolidation or other reorganization or otherwise or (iii) any securities received as a dividend or distribution in respect of the securities described in clauses (i) or (ii) above.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Free Writing Prospectus” means each Free Writing Prospectus prepared by or on behalf of the Company or used or referred to by the Company in connection with an offering of Registrable Securities.

“Company Underwriter” has the meaning set forth in Section 4(a) hereof.

“Demand Registration” has the meaning set forth in Section 3(a) hereof.

“Designated Stockholder” has the meaning set forth in the preamble to this Agreement.

“Designated Stockholders’ Counsel” has the meaning set forth in Section 7(a)(i) hereof.

“Disclosure Package” means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3 Shelf Registration Statement” has the meaning set forth in Section 5(a) hereof.

“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.

“Incidental Registration” has the meaning set forth in Section 4(a) hereof.

“Incidental Registration Notice” has the meaning set forth in Section 4(a) hereof.

“Indemnified Party” has the meaning set forth in Section 8(c) hereof.

“Indemnifying Party” has the meaning set forth in Section 8(c) hereof.

“Initiating Holders” means, at any time, the Majority Designated Stockholders.

“Initiating Shelf Holder” has the meaning set forth in Section 5(f) hereof.

“Inspector” has the meaning set forth in Section 7(a)(i) hereof.

“Liability” has the meaning set forth in Section 8(a) hereof.

“Majority Designated Stockholders” means beneficial owners of Registrable Securities representing more than 50% of the total number of outstanding Registrable Securities.

“Majority Initiating Holders” means Initiating Holders holding a majority of the Registrable Securities held by all of the Initiating Holders.

“Majority S-3 Participating Stockholders” means S-3 Participating Stockholders holding a majority of the Registrable Securities included in an S-3 Registration.

“Majority Shelf Take-Down Stockholders” means S-3 Participating Stockholders holding a majority of the Registrable Securities included in a Shelf Take-Down.

“Market Price” means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty days on which the national securities exchanges are open for trading; provided, however, that if the Closing Price is determined pursuant to clause (d) of the definition of Closing Price, the “Market Price” means such Closing Price on the date of determination.

“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Non-Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Permitted Assignee” means, with respect to any Person, to the extent applicable, (i) such Person’s parents, spouse, siblings, siblings’ spouses, children (including stepchildren and adopted children), children’s spouses, grandchildren or grandchildren’s spouses thereof (“Family Members”), (ii) a corporation, partnership or limited liability company, a majority of the beneficial interests of which shall be held by such Person, such Person’s Affiliates and/or such Person’s Family Members, (iii) a trust, the beneficiaries of which are such Person and/or such Person’s Family Members, (iv) such Person’s heirs, executors, administrators, estate or a trust under such Person’s will, (v) an entity described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, that is established by such Person, (vi) any Affiliate of such Person, (vii) any Person to whom such Person transfers Registrable Securities representing at least 1% of the outstanding Common Stock as of the date of such transfer and (viii) if such Person is a corporation, partnership or limited liability company, any wholly-owned subsidiary of such entity or the partners, members, stockholders or Affiliates of such entity.

“Permitted Withdrawal” has the meaning set forth in Section 3(g) hereof.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Pledgee” has the meaning set forth in Section 2(d)(i) hereof.

“Prospectus” means the prospectus related to any Registration Statement (including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Records” has the meaning set forth in Section 7(a)(viii) hereof.

“Registrable Securities” means, subject to Section 2(b) and Section 2(d)(i) hereof, any and all shares of Common Stock now or hereafter owned by the Designated Stockholders or issuable upon conversion or exchange of any convertible or exchangeable securities or exercise of any warrants or options now or hereafter held by any of the Designated Stockholders.

“Registration Expenses” has the meaning set forth in Section 7(d) hereof.

“Registration Statement” means a registration statement filed pursuant to the Securities Act.

“S-3 Participating Stockholders” means all Designated Stockholders whose shares are included in an S-3 Registration.

“S-3 Registration” has the meaning set forth in Section 5(a) hereof.

“Seasoned Issuer” means an issuer eligible to use Form S-3 or F-3 for a primary offering of securities in reliance on General Instruction I.B.1 to such Form.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Specified Period” means 90 days; provided that if (i) the Company issues an earnings release or other material news or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of such period or (ii) prior to the expiration of such period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering required hereunder to comply with NASD Rule 2711(f)(4), such period shall be extended until 18 days after the earnings release or the occurrence of the material news or event, as the case may be.

“Target Filing Date” has the meaning set forth in Section 5(a) hereof.

“underwritten public offering” of securities means a public offering of such securities registered under the Securities Act in which an underwriter, placement agent or other intermediary participates in the distribution of such securities.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 5(f) hereof.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 5(f) hereof.

“Valid Business Reason” has the meaning set forth in Section 3(a) hereof.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to use Form S-3 to register a primary offering of securities in reliance on General Instruction I.B.1 to such Form.

(b) Interpretation.    Unless otherwise noted:

(i) All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor laws, rules, regulations and forms thereto in effect at the time.

(ii) All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

(iii) All references to agreements and other contractual instruments shall be deemed to be references to such agreements or other instruments as they may be amended, waived, supplemented or modified from time to time.

(iv) All references to any amount of securities (including Registrable Securities) shall be deemed to be a reference to such amount measured on an as-converted or as-exercised basis.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights.    The Company hereby grants registration rights to the Designated Stockholders upon the terms and conditions set forth in this Agreement.

(b) Registrable Securities.    For the purposes of this Agreement, Registrable Securities held by any Designated Stockholder will cease to be Registrable Securities, when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) in the opinion of counsel reasonably satisfactory to the Company, the entire amount of the Registrable Securities held by any Designated Stockholder may be sold in a single sale, without any limitation as to volume or manner of sale pursuant to Rule 144 promulgated under the Securities Act or (iii) the Registrable Securities have ceased to be outstanding.

(c) Holders of Registrable Securities.    A Person is deemed to be a holder of Registrable Securities whenever such Person owns of record Registrable Securities, or holds an option to purchase, or a security convertible into or exercisable or exchangeable for, Registrable Securities whether or not such purchase, conversion, exercise or exchange has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. Registrable Securities issuable upon exercise of an option or upon conversion, exercise or exchange of another security shall be deemed outstanding for the purposes of this Agreement.

(d) Transfer of Registration Rights.

(i) Each Designated Stockholder may transfer or pledge Registrable Securities with the associated registration rights under this Agreement (including transfers occurring by operation of law or by reason of intestacy) to a Permitted Assignee or a pledgee (“Pledgee”) only if (1) such Permitted Assignee or Pledgee agrees in writing to be bound as a Designated Stockholder by the provisions of this Agreement, such agreement being substantially in the form of Annex A hereto, and (2)(A) immediately following such transfer or pledge, the further disposition or transfer of such Registrable Securities by such Permitted Assignee or Pledgee would be restricted under the Securities Act and, in the opinion of counsel reasonably satisfactory to the Company, the entire amount of all such Registrable Securities could not be sold in a single sale, without any limitation as to volume or manner of sale pursuant to Rule 144 promulgated under the Securities Act or (B) such Permitted Assignee or Pledgee, together with its Affiliates, beneficially owns Registrable Securities representing more than 5% of the outstanding shares of Common Stock as of the date of such transfer or pledge. Upon any transfer or pledge of Registrable Securities other than as set forth in this Section 2(d), such securities shall no longer constitute Registrable Securities.

(ii) Subject to Section 2(b) hereof, if a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of less than all of its Registrable Securities, the Designated Stockholder shall retain its rights under this Agreement with respect to its remaining Registrable Securities. If a Designated Stockholder assigns its rights under this Agreement in connection with the transfer of all of its Registrable Securities, such Designated Stockholder shall have no further rights or obligations under this Agreement, except under Section 8 hereof in respect of offerings in which it participated.

3. Demand Registration.

(a) Request for Demand Registration.    To the extent permitted by applicable law and regulations, at any time that the Company is not eligible to use Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities after March 1, 2011, the Initiating Holders may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8), in accordance with the terms of this Agreement (a “Demand Registration”), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) more than two such Demand Registrations, (ii) a Demand Registration if the Initiating Holders propose to sell Registrable Securities in such Demand Registration at an anticipated aggregate offering price (calculated based upon the Market Price of the Registrable Securities on the date on which the Company receives the written request for such Demand Registration) to the public of less than $20,000,000 unless such Demand Registration includes all of the then-outstanding Registrable Securities or (iii) any such Demand Registration within the Specified Period (or such shorter period as the Company may determine in its sole discretion) after the effective date of any other Registration Statement of the Company (other than a Registration Statement on Form S-4 or S-8). For purposes of the preceding sentence, two or more Registration Statements related to the same offering by virtue of Rule 462(b) filed in response to one demand shall be counted as one Demand Registration. In addition, if (1) the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially impede, delay or interfere with any material financing, offer and sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company or because such registration would require the Company to disclose material nonpublic information that would not otherwise be required to be disclosed under applicable law and (2) the Company has a bona fide business purpose for preserving the confidentiality of such proposed transaction or information (a “Valid Business Reason”), (x) the Company may postpone filing a Registration Statement (but not the preparation of the Registration Statement) relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than ninety days after the date when the Demand Registration was requested or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to a Demand Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than ninety days have passed since such postponement, the Initiating Holders may request a new Demand Registration (which request shall not be counted as an additional Demand Registration for purposes of clause (i) above) or request the prompt amendment or supplement of such Registration Statement). The Company shall give written notice to all Designated Stockholders of its determination to postpone filing, amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing, amendment or supplement under this Section 3(a) due to a Valid Business Reason more than once in any six-month period. Each request for a Demand Registration by the Initiating Holders shall state the type and amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

(b) Incidental or “Piggy-Back” Rights with Respect to a Demand Registration.    Any Designated Stockholder which has not requested a registration under Section 3(a) hereof may, pursuant to this Section 3(b), offer its Registrable Securities under any Demand Registration. The Company shall (i) as promptly as practicable, but in no event later than five Business Days after the receipt of a request for a Demand Registration from the Initiating Holders, give written notice thereof to all of the Designated Stockholders (other than Initiating Holders which have requested a registration under Section 3(a) hereof), which notice shall specify the type and number of Registrable Securities subject to the request for Demand Registration, the names of the Initiating Holders and the intended method of disposition of such Registrable Securities, and (ii) subject to Section 3(e) hereof, include in the Registration Statement filed pursuant to the Demand Registration all of the Registrable Securities held by such Designated Stockholders from whom the

Company has received a written request for inclusion therein within five Business Days of the date on which such Designated Stockholders received the written notice referred to in clause (i) above. Each such request by such Designated Stockholders shall specify the type and number of Registrable Securities proposed to be registered. The failure of any Designated Stockholder to respond within such five Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Designated Stockholder’s rights under this Section 3(b) with respect to such Demand Registration. Any Designated Stockholder may waive its rights under this Section 3(b) by giving written notice to the Company.

(c) Effective Demand Registration.    Subject to Section 3(a), the Company shall use its commercially reasonable efforts (taking into account, among other things, accounting and regulatory matters) to file a Registration Statement relating to the Demand Registration and to use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable but in no event later than one hundred twenty days after it receives a request under Section 3(a) hereof and to remain continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold or (ii) one hundred twenty days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Designated Stockholders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived as a result of an action or inaction by the Company.

(d) Expenses.    Except as provided in Section 3(g) or 7(d) hereof, the Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.

(e) Underwriting Procedures.    If the Majority Initiating Holders so elect, the Company shall use its commercially reasonable efforts to cause the offering made pursuant to such Demand Registration pursuant to this Section 3 to be in the form of a firm commitment underwritten public offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f) hereof. In connection with any Demand Registration under this Section 3 involving an underwritten public offering, none of the Registrable Securities held by any Designated Stockholder making a request for inclusion of such Registrable Securities pursuant to Section 3(a) or 3(b) hereof shall be included in such underwritten public offering unless such Designated Stockholder accepts the terms of the offering as agreed upon by the Company, the Majority Initiating Holders and the Approved Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lockup agreement terms), and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering, then the Company shall include in such Demand Registration, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Stockholders that are participating in such offering pursuant to Section 3(a) or 3(b) hereof, which Registrable Securities shall be allocated pro rata among such Designated Stockholders participating in the offering, based on the number of Registrable Securities held by each such Designated Stockholder, second, any other securities of the Company requested by any other holders thereof to be included in such registration, pro rata among such other holders based on the number of securities held by each such holder, and third, securities offered by the Company for its own account.

(f) Selection of Underwriters.    If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten public offering, the Company shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriter or underwriters of the offering; provided, however, that such firm or firms shall, in any case, also be approved by the Majority Initiating Holders or Majority Shelf Take-Down Stockholders, as the case may be, such approval not to be unreasonably delayed or withheld. An investment banking firm or firms selected pursuant to this Section 3(f) shall be referred to as the “Approved Underwriter” herein.

(g) Withdrawal.    The Majority Initiating Holders shall be entitled to withdraw or revoke a request for a Demand Registration without the prior written consent of the Company if (i) such withdrawal or revocation is as a result of facts or circumstances arising after the date on which a request for a Demand Registration was made and the Majority Initiating Holders reasonably determine that participation in such registration would have a material adverse effect on the Initiating Holders or (ii) the Initiating Holders agree to pay all fees and expenses incurred by the Company in connection with such withdrawn registration (each, a “Permitted Withdrawal”). If a Permitted Withdrawal occurs under clause (i) above, the related Demand Registration shall be counted as a Demand Registration for purposes of Section 3(a) hereof, and if a Permitted Withdrawal occurs under clause (ii) above, the related Demand Registration shall not be counted as a Demand Registration for purposes of Section 3(a) hereof. Any Permitted Withdrawal shall constitute and effect an automatic withdrawal by all other Initiating Holders and any other Designated Stockholder participating in such Demand Registration pursuant to the provisions of Section 3(b) hereof.

4. Incidental or “Piggy-Back” Registration.

(a) Request for Incidental or “Piggy-Back” Registration.    After March 1, 2011, if the Company proposes to file a Registration Statement with respect to an offering of Common Stock by the Company for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any stockholder of the Company other than Designated Stockholders pursuant to Sections 3 and 5 hereof, then the Company shall give written notice (an “Incidental Registration Notice”) of such proposed filing to each of the Designated Stockholders at least ten Business Days before the anticipated filing date, which notice shall describe the proposed registration and distribution and offer such Designated Stockholders the opportunity to register the number of Registrable Securities that each such Designated Stockholder may request (an “Incidental Registration”). Any such request by a Designated Stockholder must be made in writing and received by the Company within five Business Days of the date on which the Designated Stockholder received the Incidental Registration Notice. The failure of any Designated Stockholder to respond to an Incidental Registration Notice within five Business Days shall be deemed a waiver of such Designated Stockholder’s rights under this Section 4(a) with respect to such Incidental Registration. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters in the case of a proposed underwritten public offering (the “Company Underwriter”) to permit each Designated Stockholder who has requested in writing to participate in the Incidental Registration pursuant to this Section 4(a) to include the number of such Designated Stockholder’s Registrable Securities indicated by such Designated Stockholder in such offering on the same terms and conditions as the Common Stock of the Company or the account of such other stockholder, as the case may be, included therein. Any withdrawal of the Registration Statement by the Company for any reason shall constitute and effect an automatic withdrawal of any Incidental Registration related thereto. In connection with any Incidental Registration under this Section 4(a) involving an underwritten public offering, the Company shall not be required to include any Registrable Securities in such underwritten public offering unless the Designated Stockholders thereof accept the terms of the underwritten public offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter (including, without limitation, offering price, underwriting commissions or discounts and lock-up agreement terms), and then only in such quantity as set forth below. If the Company Underwriter determines that the aggregate amount of the securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the securities in such offering, then the Company shall include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such material adverse effect, first, (i) all of the securities to be offered for the account of the Company, in the case of a Company initiated Incidental Registration or (ii) all of the securities to be offered for the account of the stockholders who have requested such Incidental Registration, in the case of a stockholder initiated Incidental Registration, second, any Registrable Securities and any other shares of Common Stock requested by holders thereof (including the Designated Stockholders) to be included in such registration (to the extent that the holders of such securities do not have priority to be included in such registration), pro rata among the Designated Stockholders and such other holders based on the number of securities held by each such holder, and third, all of the securities to be offered for the account of the Company, in the case of an Incidental Registration initiated by any stockholder of the Company.

(b) Expenses.    Except as provided in Section 7(d) hereof, the Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

5. Form S-3 Registration.

(a) Form S-3 Registration.    On or prior to the date that is 120 days following the date of this Agreement, (the “Target Filing Date”), if the Company is eligible to use Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, the Company shall register under the Securities Act on Form S-3 (an “S-3 Registration”) the sale of all of the Registrable Securities owned by the Designated Stockholders on the date hereof (which S-3 Registration shall be a shelf registration pursuant to Rule 415 promulgated under the Securities Act). Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to file a Registration Statement relating to the S-3 Registration (taking into account, among other things, accounting and regulatory matters) and to use its commercially reasonable efforts to cause such Registration Statement to become effective, in each case, as promptly as practicable but in no event later than one hundred twenty days after the Target Filing Date. Subject to the terms of this Agreement, if the Registration Statement for an S-3 Registration ceases to be effective after the third anniversary of its effectiveness, if the Company is eligible to use Form S-3 under the Securities Act in connection with a secondary public offering of its equity securities, at the written request of the Majority Designated Stockholders, the Company shall use its commercially reasonable efforts to file a new Registration Statement relating to the S-3 Registration (taking into account, among other things, accounting and regulatory matters) and to use its commercially reasonable efforts to cause such Registration Statement to become effective, in each case, as promptly as practicable but in no event later than one hundred twenty days after the prior Registration Statement ceases to be effective; provided, that the Designated Stockholders request for inclusion in the new Registration Statement relating to such S-3 Registration at least $20,000,000 of Registrable Securities (calculated based upon the Market Price of the Registrable Securities on the date which the Majority Designated Stockholders make such request). If the Majority S-3 Participating Stockholders request, and if the Company is a Well-Known Seasoned Issuer, the Company shall cause such S-3 Registration to be made pursuant to an Automatic Shelf Registration Statement and may omit the names of the S-3 Participating Stockholders and the amount of the Registrable Securities to be offered thereunder. Any Registration Statement filed under this Section 5(a) shall be referred to as a “Form S-3 Shelf Registration Statement.”

(b) Form S-3 Underwriting Procedures.    In an Underwritten Shelf Take-Down, the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with Section 3(f) hereof. In connection with an Underwritten Shelf Take-Down, none of the Registrable Securities held by any Designated Stockholder having such Registrable Securities included pursuant to Section 5(a) hereof shall be included in such Underwritten Shelf Take-Down unless such Designated Stockholder accepts the terms of the offering as agreed upon by the Company, the Majority Shelf Take-Down Stockholders and the Approved Underwriter (including, without limitation, offering price, underwriting commissions and discounts and lock-up agreement terms) and then only in such quantity as set forth below. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the distribution or sales price of the Registrable Securities in such offering then the Company shall include in such offering, to the extent of the amount that the Approved Underwriter believes may be sold without causing such material adverse effect, first, such number of Registrable Securities of the Designated Stockholders that are participating in such Underwritten Shelf Take-Down, which Registrable

Securities shall be allocated pro rata among such Designated Stockholders participating in such Underwritten Shelf Take-Down, based on the number of Registrable Securities held by each such Designated Stockholder, second, any other securities of the Company requested by any other holders thereof to be included in such Underwritten Shelf Take-Down and third, securities offered by the Company for its own account. Notwithstanding the foregoing, immediately upon determination of the price at which such Registrable Securities are to be sold in an offering in an S-3 Registration that is an Underwritten Shelf Take-Down, if such price is below the price which the Majority Shelf Take-Down Stockholders find acceptable, then such Majority Shelf Take-Down Stockholders shall then have the right, by written notice to the Company, to withdraw their Registrable Securities from being included in such offering; provided, that such a withdrawal by such Majority Shelf Take-Down Stockholders shall constitute and effect an automatic withdrawal by all other S-3 Participating Stockholders.

(c) Limitations on Form S-3 Registrations.    If the Board of Directors determines that a Valid Business Reason exists, (x) the Company may postpone filing a Registration Statement relating to an S-3 Registration (but not the preparation of the Registration Statement) until such Valid Business Reason no longer exists, but in no event for more than ninety days after the Target Filing Date or, if later, after the occurrence of the Valid Business Reason and (y) in case a Registration Statement has been filed relating to an S-3 Registration, the Company may postpone amending or supplementing such Registration Statement (in which case, if the Valid Business Reason no longer exists or if more than ninety days have passed since such postponement, the Majority S-3 Participating Stockholders may request the prompt amendment or supplement of such Registration Statement or a new S-3 Registration). The Company shall give written notice to all Designated Stockholders of its determination to postpone or delay amending or supplementing a Registration Statement and of the fact that the Valid Business Reason for such postponement or delay no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone a filing or delay amending or supplementing a filing under this Section 5(c) due to a Valid Business Reason more than once in any six-month period.

(d) Expenses.    Except as provided in Section 7(d) hereof, the Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

(e) Automatic Shelf Registration Statement.    After the Registration Statement with respect to an S-3 Registration that is an Automatic Shelf Registration Statement becomes effective, upon written request by the S-3 Participating Stockholders, the Company shall, as promptly as practicable after receiving such request, (i) file with the Commission a prospectus supplement naming the S-3 Participating Stockholders as selling stockholders and the amount of Registrable Securities to be offered and include, to the extent not included or incorporated by reference in the Registration Statement, any other information omitted from the Prospectus used in connection with such Registration Statement as permitted by Rule 430B promulgated under the Securities Act (including the plan of distribution and the names of any underwriters, placement agents or brokers) and (ii) pay any necessary filing fees to the Commission within the time period required.

(f) Shelf Take-Downs.    (i) Any Designated Stockholder (an “Initiating Shelf Holder”) that holds Registrable Securities included in a Form S-3 Shelf Registration Statement may initiate an offering or sale of all or part of such Registrable Securities (a “Shelf Take-Down”), in which case the provisions of this Section 5(f) shall apply.

(ii) If in connection with any Shelf Take-Down, the Majority Shelf Take-Down Stockholders so elect in a written request delivered to the Company (an “Underwritten Shelf Take-Down Notice”), a Shelf Take-Down may be in the form of an underwritten public offering (an “Underwritten Shelf Take-Down”) and, subject to the limitations set forth in the proviso to Section 5(b), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable. Such Majority Shelf Take-Down Stockholders shall indicate in such Underwritten Shelf Take-Down Notice whether it intends for such Underwritten Shelf Take-Down to involve a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the underwriters (a “Marketed Underwritten Shelf Take-Down”). Upon receipt of an Underwritten Shelf Take-Down Notice indicating that such Underwritten Shelf Take-Down will be a Marketed Underwritten Shelf Take-Down, the Company shall promptly (but in any event no later than ten Business Days prior to the expected date of such Marketed Underwritten Shelf Take-Down) give written notice of such Marketed Underwritten Shelf Take-Down to all other S-3 Participating Stockholders and shall permit the participation of all such S-3 Participating Stockholders that request inclusion in such Marketed Underwritten Shelf Take-Down who respond in writing within five Business Days after the receipt of such notice of their election to participate. The provisions of Section 5(b) shall apply with respect to the right of the Initiating Shelf Holder and any other Shelf Holder to participate in any Underwritten Shelf Take-Down.

(iii) If any Initiating Shelf Holder desires to effect a Shelf Take-Down that does not constitute a Marketed Underwritten Shelf Take-Down (a “Non-Marketed Underwritten Shelf Take-Down”), such Initiating Shelf Holder shall so indicate in a written request delivered to the Company no later than two Business Days prior to the expected date of such Non-Marketed Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Marketed Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Marketed Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Marketed Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Marketed Underwritten Shelf Take-Down), and, subject to the limitations set forth in Sections 5(a) and (b), the Company shall file and effect an amendment or supplement to its Form S-3 Shelf Registration Statement for such purpose as soon as practicable.

6. Holdback Agreements.

(a) Restrictions on Public Sale by Designated Stockholders.

(i) To the extent requested by the Approved Underwriter or the Company Underwriter, as the case may be, in the case of an underwritten public offering, each Designated Stockholder (other than any Pledgee) agrees (x) not to effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 (or any successor rule or regulation) promulgated under the Securities Act, or offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or enter into any hedging or similar transaction with the same economic effect as a sale of, any Registrable Securities and (y) except as otherwise consented to by the Company, not to make any request for a Demand Registration or S-3 Registration under this Agreement, in each case, during the Specified Period following the effective date of such Registration Statement, except in each case as part of such underwritten public offering.

(ii) Notwithstanding anything herein to the contrary, no Pledgee shall be required to agree to any restriction on its ability to trade in any securities, including the restrictions set forth in this Section 6(a). The Designated Stockholders hereby agree that they shall act in good faith with respect to the restrictions set forth in this Section 6(a) and shall take no action or omit to take any action with the intention of circumventing or evading the restrictions applicable to them under this Section 6(a).

(b) Restrictions on Public Sale by the Company.    Unless the Company shall have received the prior written consent of the Majority Designated Stockholders, the Company agrees not to (i) effect any public sale or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8), (ii) file any Registration Statements relating to the registration of securities for the Company’s account (except pursuant to registrations on Form S-4 or S-8) or (iii) make any public announcements related to clause (i) or (ii), in each case, during the period beginning on the effective date of any Registration Statement relating to an underwritten public offering in which the Designated Stockholders of Registrable Securities are

participating pursuant to Section 3 or 5 hereof and ending on the earlier of (x) the date on which all Registrable Securities registered on such Registration Statement are sold and (y) the Specified Period after the effective date of such Registration Statement (except as part of such registration).

7. Registration Procedures.

(a) Obligations of the Company.    Whenever registration of Registrable Securities has been requested or required pursuant to Section 3, Section 4 or Section 5 hereof, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request, the Company shall:

(i) use its commercially reasonable efforts (taking into account, among other things, accounting and regulatory matters) to prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including, without limitation, any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide one firm of legal counsel selected by the Designated Stockholders holding a majority of the Registrable Securities being registered in such registration (“Designated Stockholders’ Counsel”), any managing underwriter or broker/dealer participating in any disposition of such Registrable Securities pursuant to a Registration Statement and any attorney retained by any such managing underwriter or broker/dealer (each, an “Inspector” and collectively, the “Inspectors”) with an opportunity to review and comment on such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus to be filed with the Commission, subject to such documents being under the Company’s control, and (y) the Company shall notify the Designated Stockholders’ Counsel and each seller of Registrable Securities pursuant to such Registration Statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii) use its commercially reasonable efforts to prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) one hundred twenty days (or, in the case of an S-3 Registration, three years from the effective date of the Registration Statement if such Registration Statement is filed pursuant to Rule 415 promulgated under the Securities Act) and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold (or, if such Registration Statement is an Automatic Shelf Registration Statement, on the third anniversary of the date of filing of such Automatic Shelf Registration Statement); and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement. Notwithstanding the foregoing, the Company shall be entitled at all reasonable times to suspend a Registration Statement that includes Registrable Securities during the pendency of any amendments required by this Section 7(a)(ii). Such suspension or suspensions shall be effective upon the transmittal of notice to an affected Designated Stockholder in compliance with, and using the most expeditious practical means of communication permitted by, Section 10(e) below;

(iii) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus included in such Registration Statement (including each preliminary Prospectus), any Prospectus filed under Rule 424 under the Securities Act and any Free Writing Prospectus as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller of Registrable Securities may reasonably request, and continue such registration or qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it is not then so qualified, (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

(v) promptly following its actual knowledge thereof, notify each seller of Registrable Securities: (A) when a Prospectus, any Prospectus supplement, any Free Writing Prospectus, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the Commission, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement, related Prospectus or Free Writing Prospectus or for additional information; (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose; and (D) of the existence of any fact or happening of any event of which the Company has knowledge which makes any statement of a material fact in such Registration Statement, related Prospectus or Free Writing Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement, Prospectus or Free Writing Prospectus in order that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(vi) use its commercially reasonable efforts to, upon the occurrence of any event contemplated by Section 7(a)(v)(D) hereof or, subject to Sections 3(a) and 5(c) hereof, the existence of a Valid Business Reason, prepare a supplement or amendment to such Registration Statement, related Prospectus or Free Writing Prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to, or amendment of, such Registration Statement, Prospectus or Free Writing Prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of such Prospectus or Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or Section 5 hereof, as the case may be) and take such other commercially reasonable actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including causing its officers to participate in “road shows” and other information meetings organized by the Approved Underwriter or Company Underwriter;

(viii) make available at reasonable times for inspection by any Inspector all pertinent financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries

(collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (x) the disclosure of such Records is necessary, in the Company’s judgment, to avoid or correct a misstatement or omission in the Registration Statement, (y) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (z) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, promptly give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such seller agrees that it shall furnish only such portion of those Records that it is advised by counsel is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to those Records;

(ix) if such sale is pursuant to an underwritten offering, obtain a “cold comfort” letter dated the effective date of the Registration Statement and the date of the closing under the underwriting agreement from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing underwriter reasonably requests;

(x) if such sale is pursuant to an underwritten offering, furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters may reasonably request and are customarily included in such opinions;

(xi) comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but no later than fifteen months after the effective date of the Registration Statement, an earnings statement covering a period of twelve months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act;

(xii) use its commercially reasonable efforts to cause, within thirty (30) days of the effective date of the Registration Statement, any shares of Common Stock included in the Registration Statement to be listed on each securities exchange on which the Common Stock is then listed, including but not limited to the New York Stock Exchange, provided that the applicable listing requirements are satisfied;

(xiii) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xiv) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

(xv) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the Commission;

(xvi) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby); and

(xvii) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities pursuant thereto.

(b) Seller Requirements.    In connection with any offering under any Registration Statement under this Agreement, each Designated Stockholder (i) shall promptly furnish to the Company in writing such information with respect to such Designated Stockholder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Designated Stockholder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Designated Stockholder necessary in order to make the statements therein not misleading; (ii) shall comply with the Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any seller of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such seller’s Registrable Securities from a registration under Sections 3, 4 or 5 hereof.

(c) Notice to Discontinue.    Each Designated Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v)(D) hereof or, subject to Section 3(a) and 5(c) hereof, the existence of Valid Business Reason, such Designated Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Designated Stockholder’s receipt of the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by Section 7(a)(vi) hereof (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted) and, if so directed by the Company, such Designated Stockholder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Designated Stockholder’s possession, of the Prospectus or Free Writing Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v)(D) hereof to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended Prospectus or Free Writing Prospectus contemplated by and meeting the requirements of Section 7(a)(v) hereof (or if no supplemental or amended prospectus or Free Writing Prospectus is required, upon confirmation from the Company that use of the Prospectus or Free Writing Prospectus is once again permitted).

(d) Registration Expenses.    Except as otherwise provided herein, including but not limited to the last sentence of this Section 7(d), the Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation (i) all expenses, including filing fees, in connection with the preparation and filing of the Registration Statement, preliminary prospectus or final prospectus and amendments and supplements thereto, (ii) Commission, stock exchange and FINRA registration (including any counsel retained in connection with FINRA registration) and filing fees, (iii) transfer agents’ and registrars’ fees and expenses, (iv) all fees and expenses incurred in complying with state securities or “blue sky” laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with “blue sky” qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (v) all printing, messenger and delivery expenses, (vi) the fees, charges and expenses of counsel to the Company and of its independent registered public accounting firm and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any “cold comfort” letters or any special audits incident to or required by any registration or qualification) and (vii) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as “Registration Expenses.” The Designated Stockholders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker’s commission or underwriter’s discount or commission relating to the registration and sale of such Designated Stockholders’ Registrable Securities and shall bear the fees and expenses of their own counsel.

8. Indemnification; Contribution.

(a) Indemnification by the Company.     The Company agrees to indemnify and hold harmless each Designated Stockholder, its partners, directors, officers, Affiliates, stockholders, members, employees, trustees and each Person who controls (within the meaning of Section 15 of the Securities Act) such Designated Stockholder from and against any and all losses, claims, damages, liabilities and expenses, or any action or proceeding in respect thereof (including, but not limited to, reasonable costs and expenses of legal counsel arising from any investigation, action or proceeding in respect of any of the foregoing) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon (a) any untrue, or allegedly untrue, statement of a material fact contained in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto; and (b) the omission or alleged omission to state in the Disclosure Package, the Registration Statement, the Prospectus, any Free Writing Prospectus or in any amendment or supplement thereto any material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made; provided, however, that the Company shall not be held liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto in reliance upon and in conformity with information concerning such Designated Stockholder furnished to the Company by or on behalf of such Designated Stockholder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Sections 7(b) and 8(b) hereof. The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Designated Stockholders of Registrable Securities.

(b) Indemnification by Designated Stockholders.    In connection with any offering in which a Designated Stockholder is participating pursuant to Section 3, 4 or 5 hereof, such Designated Stockholder agrees severally to indemnify and hold harmless the Company, the other Designated Stockholders, any underwriter retained by the Company and each Person who controls the Company, the other Designated Stockholders or such underwriter (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Designated Stockholders (including indemnification of their respective partners, directors, officers, Affiliates, stockholders, members, employees, trustees and Controlling Persons), but only to the extent that Liabilities arise out of or are based upon a statement or alleged statement or an omission or alleged omission that was made in reliance upon and in conformity with information with respect to such Designated Stockholder furnished in writing to the Company by or on behalf of such Designated Stockholder expressly for use in such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto, including, without limitation, the information furnished to the Company pursuant to Section 7(b) hereof; provided, however, that the total amount to be indemnified by such Designated Stockholder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Designated Stockholders in the offering to which such Disclosure Package, Registration Statement, Prospectus, Free Writing Prospectus or such amendment or supplement thereto relates.

(c) Conduct of Indemnification Proceedings.    Any Person entitled to indemnification or contribution hereunder (the “Indemnified Party”) agrees to give prompt written notice to the indemnifying party (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits substantive rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. Each Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and such parties have been advised by such counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any of such cases, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Parties and all such reasonable and documented out-of-pocket fees and expenses shall be reimbursed as incurred. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

(d) Contribution.    If the indemnification provided for in this Section 9 from the Indemnifying Party is unavailable to an Indemnified Party hereunder or insufficient to hold harmless an Indemnified Party in respect of any Liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c) hereof, any reasonable and documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the total amount to be contributed by any Designated Stockholder shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Designated Stockholder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

9. Rule 144.    The Company covenants that it shall take such action as may be required from time to time to enable such Designated Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any Designated Stockholder, deliver to such Designated Stockholder a written statement as to whether it has complied with such requirements.

10. Miscellaneous.

(a) Stock Splits, etc.    The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date hereof.

(b) No Inconsistent Agreements.    The Company hereby represents and warrants that it has not previously entered into any agreement granting registration rights to any Person with respect to any securities of the Company. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Designated Stockholders in this Agreement or grant any additional registration rights to any Person or with respect to any securities that are not Registrable Securities which rights are inconsistent with the rights granted in this Agreement.

(c) Remedies.    The Designated Stockholders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

(d) Amendments and Waivers.    Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by the Company and the Majority Designated Stockholders; provided, however, that no amendment, modification, supplement, waiver or consent to depart from the provisions hereof shall be effective if such amendment, modification, supplement, waiver or consent to depart from the provisions hereof materially and adversely affects the substantive rights or obligations of one Designated Stockholder, or group of Designated Stockholders, without a similar and proportionate effect on the substantive rights or obligations of all Designated Stockholders, unless each such disproportionately affected Designated Stockholder consents in writing thereto.

(e) Notices.    All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, telecopy, electronic transmission, courier service or personal delivery:

(i)	If to the Company:

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

Telecopy: (866) 893-0682

Attention: General Counsel

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

Telecopy: (212) 757-3990

Attention:

(ii)	If to any Designated Stockholder, at its address as it appears in the books and records of the Company.

All such notices, demands and other communications shall be deemed to have been duly given, and received by the recipient, when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service, but in any event two Business Days after being sent by the Company; two Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied, or electronically transmitted, but in any event one Business Day after being sent by the Company. Any party may by notice given in accordance with this Section 10(e) designate another address or Person for receipt of notices hereunder.

(f) Permitted Assignees; Third Party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the permitted assignees of the parties hereto as provided in Section 2(d) hereof. Except as provided in Section 9 hereof, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.

(g) Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(j) Jurisdiction.    Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in the federal or state courts in the State of Delaware, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 10(e) hereof of this Agreement or such other address as such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the State of Delaware or located in any other jurisdiction chosen by the Company in accordance with Section 10(j) hereof. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of Delaware is not a convenient forum for any such action or proceeding.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(k) WAIVER OF JURY TRIAL.    EACH PARTY, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVES ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION BASED UPON, OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(l) Severability.    If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

(m) Rules of Construction.    Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement. Terms defined in the singular have a comparable meaning when used in the plural, and vice versa.

(n) Entire Agreement.    This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings with respect to the subject matter contained herein, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

(o) Further Assurances.    Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(p) Other Agreements.    Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Registration Rights Agreement on the date first written above.

AMN HEALTHCARE SERVICES, INC.

By:	/s/ Susan R. Salka
Name: Susan R. Salka (fka Nowakowski)
Title: President and CEO

GSUIG, L.L.C.

By:	/s/ Martin Chavez
Name: Martin Chavez
Title: Attorney-in-Fact

HWP CAPITAL PARTNERS II, L.P.,

By:	HWP II, L.P., its general partner

By:	HWP II, LLC, its general partner

By:	/s/ Wyche Walton
Name:	Wyche Walton
Title:	Managing Director

PHAROS CAPITAL PARTNERS II, L.P.

By:	PHAROS CAPITAL GROUP II, LLC, its general partner

By:	/s/ Kneeland Youngblood
Name: Kneeland Youngblood
Title: Manager

PHAROS CAPITAL PARTNERS II-A, L.P.

By:	PHAROS CAPITAL GROUP II-A, LLC, its general partner

By:	/s/ Kneeland Youngblood
Name: Kneeland Youngblood
Title: Manager

DALLAS POLICE AND FIRE PENSION SYSTEM

By:	PHAROS CAPITAL CO-INVESTMENTS, LLC, its attorney-in-fact

By:	/s/ Kneeland Youngblood
Name: Kneeland Youngblood
Title: Manager

NIGHTINGALE PARTNERS, L.P.

By:	PHAROS CAPITAL CO-INVESTMENTS, LLC, its general partner

By:	/s/ Kneeland Youngblood
Name: Kneeland Youngblood
Title: Manager

HAAS WHEAT & PARTNERS INCORPORATED

By:	/s/ Wyche Walton
Name: Wyche Walton
Title: Managing Director

[Name and Address of Transferee]

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, CA 92130

[Name and Address of Transferor]

            , 20

Ladies and Gentlemen:

Reference is made to the Registration Rights Agreement, dated as of September 1, 2010 (the “Registration Rights Agreement”), by and among AMN Healthcare Services, Inc., a Delaware corporation, and the certain stockholders named therein. All capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

In connection with the transfer by [Name of Transferor] of Registrable Securities with associated registration rights under the Registration Rights Agreement to [Name of Transferee] as transferee (the “Transferee”), the Transferee hereby agrees to be bound as a Designated Stockholder by the provisions of the Registration Rights Agreement as provided under Section 2(d)(i) thereto.

This consent shall be governed by Delaware law.

Yours sincerely,

[Name of Transferee]

By:
Name:
Title: